Exhibit 99

Scripps Networks Interactive reports second quarter financial results

•	Revenues of $708 million

•	Segment profit of $319 million

•	Net income attributable to Scripps Networks Interactive of $1.07 per share

For immediate release

Aug. 7, 2014

KNOXVILLE, Tenn. — Scripps Networks Interactive Inc. (NYSE: SNI) today reported operating results for the second quarter 2014.

Consolidated revenues for the quarter increased 6.5 percent to $708 million from the prior-year period. Results for the three-month period ended June 30 reflect strong advertising revenue of $497 million, up 7.6 percent, and affiliate fee revenue of $198 million, up 4.5 percent compared with the prior year period.

Costs of services and selling, general and administrative expenses for the quarter increased 13 percent from the prior-year period to $389 million. The increase was driven by higher programming amortization and associated marketing and promotion expenses at the company’s lifestyle television networks. Also contributing to the increase were expenses related to international expansion including $9.7 million of costs for the early termination of certain third-party back-office and sales related services.

Total segment profit was $319 million, consistent with the prior year period. (See reconciliation of non-GAAP financial measures for a definition of segment profit.)

Second quarter net income attributable to Scripps Networks Interactive was $154 million, or $1.07 per diluted share. Excluding the impact from the early contract termination, net income attributable to Scripps Networks Interactive was $1.14 per diluted share, compared with $1.08 in the prior year period.

“The company delivered another solid quarter validating the strength of our lifestyle brands and the quality of viewers they attract both domestically and internationally,” said Kenneth W. Lowe, chairman, president and chief executive officer of Scripps Networks Interactive. “Our popular lifestyle networks delivered on our expectations for the quarter. Our confidence in the company enabled us to continue investing in our brands by developing compelling content, while returning cash to shareholders through our share repurchase program.”

Segment results

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2014	2013	Change	2014	2013	Change
Segment operating revenues:
Lifestyle media	$684,531	$645,276	6.1%	$1,308,012	$1,224,758	6.8%
Corporate and other	25,026	19,852	26.1%	46,021	34,755	32.4%
Intersegment eliminations	(1,425)			(2,152)

Total operating revenues	$708,132	$665,128	6.5%	$1,351,881	$1,259,513	7.3%

Segment profit (loss):
Lifestyle media	$362,488	$346,054	4.7%	$673,465	$626,626	7.5%
Corporate and other	(43,203)	(26,373)	63.8%	(83,446)	(59,471)	40.3%

Total segment profit	$319,285	$319,681	(0.1)%	$590,019	$567,155	4.0%

Lifestyle media revenues in the second quarter of 2014 increased 6.1 percent to $685 million driven by advertising and affiliate fee revenue growth. Total advertising revenue for the lifestyle media segment grew 6.5 percent to $486 million. Affiliate fee revenue grew 4.1 percent to $188 million due to higher rates and the benefit of expanded distribution for Cooking Channel and DIY Network.

Lifestyle media segment profit increased 4.7 percent to $362 million reflecting the strong revenue growth and the planned increase in program amortization and marketing and promotion expense.

Corporate and other revenues, which are primarily international operations, increased 26 percent to $25.0 million. Contributing to the increase was expanded international distribution and the launch of our uLive digital business in the U.S.

Corporate and other segment loss increased 64 percent to $43.2 million, driven primarily by continued investments in international operations and uLive. Included in the international operations was $9.7 million of costs for the early termination of certain third-party back-office and sales related services. The company will be performing these services going forward.

Share repurchase program

For the quarter ended June 30, the company repurchased 4.0 million shares for an aggregate purchase price of $300 million. As of June 30, $1.1 billion remains available for repurchase under the company’s share repurchase program.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s second quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1059 (U.S.) or 612-234-9959 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Second Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET, Aug. 7 until 11:59 p.m. ET, Aug. 21. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 331480. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2013 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively reach more than 177 million consumers each month. Companion websites complement on-air programming with video and social media that inform and inspire. The company’s global networks reach millions of consumers across North and South America, Asia, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media: Lee Hall, 865-560-3853, LHall@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended June 30,			Six months ended June 30,
(in thousands, except per share data)	2014	2013	Change	2014	2013	Change
Operating revenues	$708,132	$665,128	6.5%	$1,351,881	$1,259,513	7.3%
Cost of services, excluding depreciation and amortization of intangible assets	(190,181)	(168,677)	12.7%	(371,319)	(332,428)	11.7%
Selling, general and administrative	(198,666)	(176,770)	12.4%	(390,543)	(359,930)	8.5%
Depreciation and amortization of intangible assets	(34,173)	(29,554)	15.6%	(65,467)	(56,254)	16.4%
Gains (losses) on disposal of property and equipment	(1,647)	(499)		(1,495)	(1,475)

Operating income	283,465	289,628	(2.1)%	523,057	509,426	2.7%
Interest expense	(12,232)	(12,197)	0.3%	(24,663)	(24,342)	1.3%
Equity in earnings of affiliates	27,263	25,410	7.3%	49,524	45,992	7.7%
Miscellaneous, net	(468)	3,643		(195)	282

Income from operations before income taxes	298,028	306,484	(2.8)%	547,723	531,358	3.1%
Income tax provision	(92,359)	(96,141)	(3.9)%	(169,265)	(169,828)	(0.3)%

Net income	205,669	210,343	(2.2)%	378,458	361,530	4.7%
Net income attributable to noncontrolling interests	(51,875)	(50,614)	2.5%	(96,368)	(93,982)	2.5%

Net income attributable to SNI	153,794	159,729	(3.7)%	$282,090	$267,548	5.4%

Net income attributable to SNI common shareholders per basic share of common stock	$1.08	$1.09		$1.95	$1.81

Net income attributable to SNI common shareholders per diluted share of common stock	$1.07	$1.08		$1.94	$1.79

Weighted average basic shares outstanding	142,342	147,132		144,321	147,967

Weighted average diluted shares outstanding	143,224	148,259		145,252	149,069

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	As of
(unaudited) (in thousands, except share and par value amounts)	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$202,005	$686,371
Accounts receivable (less allowances: 2014- $10,299; 2013- $6,853)	656,176	619,619
Programs and program licenses	464,641	423,949
Deferred income taxes	53,847	41,140
Other current assets	72,247	90,231

Total current assets	1,448,916	1,861,310
Investments	504,802	488,198
Property and equipment, net	237,359	246,350
Goodwill	574,940	574,582
Other intangible assets, net	627,836	655,009
Programs and program licenses (less current portion)	462,336	413,057
Deferred income taxes	52,758	39,075
Other non-current assets	160,330	160,866

Total Assets	$4,069,277	$4,438,447

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,725	$18,278
Current portion of debt	884,919
Program rights payable	37,186	30,412
Customer deposits and unearned revenue	49,097	70,427
Employee compensation and benefits	49,641	67,188
Accrued marketing and advertising costs	7,472	11,053
Other accrued liabilities	94,544	81,341

Total current liabilities	1,140,584	278,699
Debt (less current portion)	499,705	1,384,488
Other liabilities (less current portion)	218,217	223,368

Total liabilities	1,858,506	1,886,555

Redeemable noncontrolling interest	124,763	133,000

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2014 - 105,766,835 shares; 2013 - 111,891,667 shares	1,058	1,119
Voting - authorized: 60,000,000 shares; issued and outstanding: 2014 - 34,317,171 shares; 2013 - 34,317,171 shares	343	343

Total	1,401	1,462
Additional paid-in capital	1,425,420	1,447,496
Retained earnings	412,434	662,574
Accumulated other comprehensive income (loss)	(6,371)	(12,529)

Total SNI shareholders’ equity	1,832,884	2,099,003
Noncontrolling interest	253,124	319,889

Total equity	2,086,008	2,418,892

Total Liabilities and Equity	$4,069,277	$4,438,447

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(unaudited) (in thousands)	2014	2013
Cash Flows from Operating Activities:
Net income	$378,458	$361,530
Depreciation and amortization of intangible assets	65,467	56,254
Program amortization	293,591	260,846
Equity in earnings of affiliates	(49,524)	(45,992)
Program payments	(376,686)	(296,864)
Dividends received from equity investments	55,853	39,603
Deferred income taxes	(26,687)	78,790
Stock and deferred compensation plans	26,635	30,439
Changes in certain working capital accounts:
Accounts receivable	(36,207)	(48,568)
Other assets	(3,383)	(6,109)
Accounts payable	(626)	3,381
Accrued employee compensation and benefits	(24,308)	(16,872)
Accrued / refundable income taxes	25,532	(21,968)
Other liabilities	(16,125)	8,082
Other, net	3,867	25,506

Cash provided by (used in) operating activities	315,857	428,058

Cash Flows from Investing Activities:
Additions to property and equipment	(25,883)	(36,072)
Collections (funds advanced) on note receivable	2,518	9,228
Purchase of long-term investments	(16,042)	(171)
Purchase of subsidiary companies, net of cash acquired		(63,912)
Other, net	(9,506)	(31,107)

Cash provided by (used in) investing activities	(48,913)	(122,034)

Cash Flows from Financing Activities:
Proceeds from debt	80,000
Payments on debt	(80,000)
Dividends paid	(57,491)	(44,379)
Dividends paid to noncontrolling interests	(171,303)	(127,224)
Repurchase of Class A common stock	(550,062)	(250,078)
Proceeds from stock options	28,622	29,707
Other, net	(1,111)	(3,182)

Cash provided by (used in) financing activities	(751,345)	(395,156)

Effect of exchange rate changes on cash and cash equivalents	35	(932)

Increase (decrease) in cash and cash equivalents	(484,366)	(90,064)
Cash and cash equivalents:
Beginning of year	686,371	437,525

End of period	$202,005	$347,461

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$23,004	$22,625
Income taxes paid	150,115	97,627

Notes to Results of Operations

NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2014	2013	2014	2013
Operating income	$283,465	$289,628	$523,057	$509,426
Depreciation and amortization of intangible assets:
Lifestyle media	27,111	25,465	52,456	48,781
Corporate and other	7,062	4,089	13,011	7,473
Losses (gains) on disposal of property and equipment:
Lifestyle media	1,647	429	1,495	1,405
Corporate and other		70		70

Total segment profit	$319,285	$319,681	$590,019	$567,155

We define free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. We measure free cash flow as we believe it is an important indicator for management and investors as to our liquidity, including our ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2014	2013	2014	2013
Segment profit	$319,285	$319,681	$590,019	$567,155
Income taxes paid	(150,428)	(130,134)	(150,115)	(97,627)
Interest paid	(7,645)	(6,871)	(23,004)	(22,625)
Working capital and other	(63,641)	(22,687)	(101,043)	(18,845)

Cash provided by operating activities	97,571	159,989	315,857	428,058
Dividends paid to noncontrolling interests	(45,783)	(37,359)	(171,303)	(127,224)
Additions to property and equipment	(16,688)	(18,567)	(25,883)	(36,072)

Free cash flow	$35,100	$104,063	$118,671	$264,762

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

SUPPLEMENTAL FINANCIAL INFORMATION

Our lifestyle media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite distributors and telecommunication service providers that carry our network programming, the licensing of our content to third parties, the licensing of our brands for consumer products such as books and kitchenware, and from the sale of advertising on our lifestyle media affiliated websites.

Supplemental information for lifestyle media is as follows:

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2014	2013	Change	2014	2013	Change
Operating revenues by brand:
HGTV	$246,597	$230,957	6.8%	$473,812	$436,324	8.6%
Food Network	237,993	223,677	6.4%	456,966	431,260	6.0%
Travel Channel	85,227	83,864	1.6%	164,968	160,503	2.8%
DIY Network	43,209	38,587	12.0%	78,351	70,375	11.3%
Cooking Channel	32,229	28,493	13.1%	60,527	54,679	10.7%
Great American Country	7,849	7,016	11.9%	14,953	13,419	11.4%
Digital Businesses	27,124	28,633	(5.3)%	51,059	51,228	(0.3)%
Other	4,518	4,204	7.5%	7,778	8,100	(4.0)%
Intrasegment eliminations	(215)	(155)		(402)	(1,130)

Total segment operating revenues	$684,531	$645,276	6.1%	$1,308,012	$1,224,758	6.8%

Operating revenues by type:
Advertising	$485,759	$456,206	6.5%	$911,757	$847,417	7.6%
Network affiliate fees, net	187,503	180,072	4.1%	377,674	359,035	5.2%
Other	11,269	8,998	25.2%	18,581	18,306	1.5%